                                                                       EXHIBIT A
                                                                              TO
                                                                      SECURITIES
                                                                        PURCHASE
                                                                       AGREEMENT


THIS CONVERTIBLE NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.


                                CONVERTIBLE NOTE

Date: September 28, 2000                                           $____________


      FOR VALUE RECEIVED, NETWORK COMMERCE INC., a corporation organized under the laws of the State of Washington (the "CORPORATION"), hereby promises to pay to the order of CAPITAL VENTURES INTERNATIONAL or any assign registered on the books and records of the Corporation (individually, the "HOLDER," and collectively with the holders of all other notes of same like and tenor, the "HOLDERS") the sum of ___________Dollars $_________) on the second anniversary of the date hereof (the "SCHEDULED MATURITY DATE"), and to pay interest on the unpaid principal balance hereof for each year (or portion thereof) that this
Note is outstanding prior to the Effective Date of Mandatory Conversion in an amount equal to six percent (6%) per annum, compounded annually. Interest shall accrue on the unpaid principal balance hereof from the date hereof (the "ISSUE DATE") until the earlier of the Effective Date of Mandatory Conversion and the date the same becomes due and payable, whether at maturity or upon prepayment, repayment or otherwise. Any amounts on this Note which are not paid when due shall bear interest at the rate equal to the lower of eighteen percent (18%) per annum and the highest rate permitted by law from the due date thereof until the same is paid. Interest shall be calculated based on a 360-day year and shall commence accruing on the Issue Date and, to the extent not converted in accordance with the provisions hereof, shall be payable in arrears at such time as the outstanding principal balance hereof with respect to which such interest has accrued becomes due and payable hereunder. All payments of principal and interest (to the extent not converted in accordance with the terms hereof) shall be made in, and all references herein to monetary denominations shall refer to, lawful money of the United States of America. All payments shall be made at such address as the Holder shall have given or shall hereafter give to the Corporation by written notice in accordance with the provisions of this Note.

      This Note is being issued by the Corporation along with similar convertible term notes (the "OTHER NOTES" and, together with this Note, the "NOTES") pursuant to that certain Securities Purchase Agreement, dated as of the Issue Date, by and between the Corporation and the other signatory thereto (the "SECURITIES PURCHASE AGREEMENT").

                                    ARTICLE I

                                   PREPAYMENT

      Upon the occurrence of an Event of Default (as defined below) and the election by the Holder to require prepayment, this Note shall be prepaid by the Corporation in accordance with the provisions of Article VIII hereof. This Note may not be prepaid at the option of the Corporation without the prior written consent of the Holder.

                                   ARTICLE II

                               CERTAIN DEFINITIONS

      The following terms shall have the following meanings:

      1. "CLOSING BID PRICE" means, for any security as of any date, the closing bid price of such security on the principal United States securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to Holders of a majority of the aggregate principal amount represented by the then outstanding Notes ("MAJORITY HOLDERS") if Bloomberg Financial Markets is not then reporting closing bid prices of such security) (collectively, "BLOOMBERG"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a trading date for such security, on the next preceding date which was a trading date. If the Closing Bid Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the Majority Holders, with the costs of such appraisal to be borne by the Corporation.

            B     "CONVERSION AMOUNT" means the portion of the principal amount of this Note being converted plus any accrued and unpaid interest thereon through the Conversion Date and, at the option of the Holder, any penalties due under Article V and any Default Amounts due under Article VI hereof, each as specified in the notice of conversion in the form attached hereto (the "NOTICE OF CONVERSION").

      3. "CONVERSION DATE" means, for any Optional Conversion (as defined below), the date specified in the Notice of Conversion so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation at or before 11:59 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion; PROVIDED, HOWEVER, that if the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the Holder faxes or otherwise delivers the Notice of Conversion to the Corporation.

      4. "CONVERSION PRICE" shall initially be $7.50 and upon the Effective Date of Mandatory Conversion (as defined herein) shall be reduced (if lower) to 95% of the average Closing Bid Price of the Corporation's common stock, par value $.001 per share ("COMMON STOCK"), during the 20 trading days immediately prior to the Effective Date of Mandatory Conversion, but in no event greater than the Closing Bid Price on the last trading day immediately prior to the Effective Date of Mandatory Conversion, and shall be subject to further adjustment as provided herein. For the avoidance of doubt, no adjustment to the Conversion Price shall be made on the Effective Date of Mandatory Conversion pursuant to this definition if such adjustment would result in an increase to the Conversion Price then in effect.

      5. "WARRANTS" shall mean the warrants issued by the Corporation to the initial Holder pursuant to the Securities Purchase Agreement.

                                   ARTICLE III

                                   CONVERSION

      A. CONVERSION AT THE OPTION OF THE HOLDER. Subject to the limitations on conversions contained in Paragraph D of this Article III, the Holder may, at any time and from time to time, convert (an "OPTIONAL CONVERSION") all or any part of the outstanding principal amount of this Note, plus all accrued interest thereon through the Conversion Date, into a number of fully paid and nonassessable shares of Common Stock determined in accordance with the following formula:

                                CONVERSION AMOUNT
                                Conversion Price

      B. MECHANICS OF CONVERSION. In order to effect an Optional Conversion, a Holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation and (y) surrender or cause to be surrendered this Note, duly endorsed, along with a copy of the

Notice of Conversion as soon as practicable thereafter to the Corporation. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a Holder, the Corporation shall immediately send, via facsimile, a confirmation to such Holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either this Note is delivered to the Corporation as provided above, or the Holder notifies the Corporation or the transfer agent that this Note has been lost, stolen or destroyed and delivers the documentation to the Corporation required by Article IX.H hereof.

            (1) DELIVERY OF COMMON STOCK UPON CONVERSION. Upon the surrender of this Note accompanied by a Notice of Conversion, the Corporation shall, no later than the later of (a) the second business day following the Conversion Date and (b) the business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after delivery of the documentation required by Article IX.H) (the "DELIVERY PERIOD"), issue and deliver to the Holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of the portion of this Note being converted and (y) a new Note in the form hereof representing the balance of the principal amount hereof not being converted, if any. If the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the Holder thereof is not then required to return such certificate for the placement of a legend thereon, the Corporation shall cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC TRANSFER"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver to the Holder physical certificates representing the Common Stock issuable upon conversion. Further, a Holder may instruct the Corporation to deliver to the Holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

            (ii) TAXES. The Corporation shall pay any and all taxes that may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of this Note.

            (1) NO FRACTIONAL SHARES. If any conversion of this Note would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Notes shall be the nearest whole number of shares.

            (2) CONVERSION DISPUTES. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price or the Conversion Amount, the Corporation shall submit the disputed calculations to an independent outside accountant via facsimile within two business days of receipt of the Notice of Conversion. The accountant, at the Corporation's sole expense, shall review the calculations and notify the Corporation and the Holder of the results no later than two business days from the date it receives the disputed calculations. If after such independent accountant's review the Corporation and the Holder cannot resolve such dispute, the Corporation and the Holder shall use their best efforts to resolve such dispute through mediation prior to commencing litigation. Upon resolution of such dispute (through mediation or otherwise), the Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

      C.    MANDATORY CONVERSION

            (2) If at any time all of the Required Conditions (as defined in subparagraph (ii) below) are satisfied, subject to the limitations set forth in
Article III.D, the outstanding principal amount of this Note, plus all accrued interest thereon, shall be automatically converted (a "MANDATORY CONVERSION") into a number of fully paid and nonassessable shares of Common Stock at the Conversion Price. The Holder shall have the right to waive any or all of the Required Conditions, and upon such waiver the Required Condition(s) so waived shall be deemed to be satisfied. The date on which all of the Required Conditions are satisfied is referred to as the "EFFECTIVE DATE OF MANDATORY CONVERSION." The Corporation shall use its best efforts to provide the Holder at least two business days' advance written notice of the Effective Date of Mandatory Conversion and shall, in any event, provide the Holder written notice that the Required Conditions have been satisfied and a Mandatory Conversion has occurred within two business days after the Effective Date of Mandatory Conversion. Thereafter, the Corporation and the Holders shall follow the applicable conversion procedures set forth in Article III.B (including the requirement that the Holder deliver this Note to the Corporation); PROVIDED, HOWEVER, that the Holder shall not be required to deliver a Notice of Conversion to the Corporation.

            (3)   The "REQUIRED CONDITIONS" shall consist of the following:

                  (1) the Registration Statement required to be filed by the Corporation pursuant to Section 2(a) of the Registration Rights Agreement, dated as of the Issue Date, by and between the Corporation and the initial Holder (the "REGISTRATION RIGHTS AGREEMENT") shall have been declared effective by the Securities and Exchange Commission (the date of such effectiveness hereinafter referred to as, the "REGISTRATION STATEMENT EFFECTIVE DATE")(it being understood that the Corporation shall comply with its obligations under Article 3 of the Registration Rights Agreement relating to the effectiveness of the Registration Statement);

                  (b) all shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants are then (a) authorized and reserved for issuance, (b) registered under the Securities Act for resale by the Holders and
(c) eligible to be listed or traded on any of the New York Stock Exchange("NYSE"), the American Stock Exchange ("AMEX") or the NASDAQ (or the successor to any of them);

                  (1) no Event of Default (as defined in Article VI below) shall have occurred without having been cured; and

                  (2) all amounts, if any, then accrued or payable under this Note (other than accrued interest that is convertible pursuant to the terms hereof) or the Registration Rights Agreement shall have been paid.

            (iii) On the first anniversary of the Effective Date of Mandatory Conversion, if all of the Required Conditions are then satisfied, the outstanding principal amount of this Note, if any, plus all interest accrued thereon through the Effective Date of Mandatory Conversion, shall be automatically converted (without giving effect to the limitations set forth in Article III.D.(i) and (ii)) into a number of fully paid and nonassessable shares of Common Stock at the Conversion Price.

      D. LIMITATIONS ON CONVERSIONS. The conversion of this Note shall be subject to the following limitations (each of which limitations shall be applied independently):

            (3) CAP AMOUNT. If the Corporation is prohibited by Rule 4460(i) of the National Association of Securities Dealers, Inc. ("NASD"), or any successor or similar rule, or the rules or regulations of any other securities exchange on which the Common Stock is then listed or traded, from issuing a number of shares of Common Stock upon conversion of this Note and exercise of the Warrants in excess of a prescribed amount (the "CAP AMOUNT"), then the Corporation shall not issue shares upon conversion of this Note or exercise of the Warrants in excess of the Cap Amount; PROVIDED, HOWEVER, that this limitation in this Article III.D (i) shall not apply and shall be of no further force and effect after the date of the effectiveness of the shareholder approval (the "SHAREHOLDER APPROVAL DATE") referred to in Section 4(q) of the Securities Purchase Agreement. In the event the Corporation is prohibited from issuing shares of Common Stock as a result of the operation of this subparagraph (i), the Corporation shall comply with Article V.

            (ii) NO FIVE PERCENT HOLDERS. In no event shall a Holder of the Notes or the Corporation have the right to convert any portion of this Note (whether in an Optional Conversion or a Mandatory Conversion or otherwise) into shares of Common Stock or to dispose of any portion of this Note to the extent that such right to effect such conversion or disposition would result in the Holder or any of its affiliates beneficially owning more than 4.99% of the outstanding shares of Common Stock. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder. The restriction contained in this subparagraph D shall not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of Common Stock, the Holder and the Holders of a majority of the outstanding principal amount of the Notes shall approve, in writing, such alteration, amendment, deletion or change.

            (4) HART-SCOTT-RODINO. In the event that the Purchaser is required to file a pre-merger notification under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR ACT"), with respect to the conversion of the Notes, such conversion shall not take place until the date all required clearance or pre-termination notices under the HSR Act have been received from the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice.

                                   ARTICLE IV

                      RESERVATION OF SHARES OF COMMON STOCK

      RESERVED AMOUNT. On the Issue Date, the Corporation shall reserve 10,500,000 shares of the authorized but unissued shares of Common Stock for issuance upon conversion of the Notes and exercise of the Warrants, and thereafter the number of authorized but unissued shares of Common Stock so reserved (the "RESERVED AMOUNT") shall at all times be sufficient to provide for the conversion of the Notes in their entirety (including an amount equal to the interest that would accrue over a one-year period on the original principal balance of this Note) at the Conversion Price, taking into account any adjustments pursuant to Article VII hereof, and to provide for any shares of Common Stock issued or then issuable as a result of a Conversion Default hereunder, the occurrence of an Event of Default hereunder, the exercise of the Warrants or any other payment convertible into shares of Common Stock pursuant to the terms hereof or the Registration Rights Agreement.

                                    ARTICLE V

                         FAILURE TO SATISFY CONVERSIONS

      A. CONVERSION DEFAULTS; ADJUSTMENTS TO CONVERSION PRICE. The following shall constitute a "CONVERSION DEFAULT": (i) following the submission by a Holder of a Notice of Conversion, the Corporation fails for any reason (except for the reasons contemplated in Article III.D.) to deliver, in accordance with the delivery instructions contained in the Notice of Conversion, on or prior to the fifth trading day following the expiration of the Delivery Period for such conversion, such number of freely tradeable shares of Common Stock to which such Holder is entitled upon such conversion or (ii) the Corporation provides notice (or otherwise indicates) to any Holder at any time of its intention not to issue freely tradeable shares of Common Stock upon exercise by any Holder of its conversion rights in accordance with the terms of the Notes, or (iii) the Corporation is prohibited, at any time, from issuing shares of Common Stock upon conversion of the Notes to any Holder because (a) the Corporation does not have available a sufficient number of authorized and unissued shares of Common Stock or (b) if after the Shareholder Approval Date, such issuance would exceed the Cap Amount, if applicable. In the case of a Conversion Default described in clauses (i) or (ii) above, the Corporation shall pay to such Holder an amount equal to (A) the outstanding principal amount of the Notes to be converted by such Holder multiplied by (B) .24 multiplied by (C) a fraction, the numerator of which is the number of days after such Conversion Default until the Default Cure Date and the denominator of which is 365. In the event the Holder elects to take such payment in cash, cash payment shall be made to the Holder within five days following any demand for payment by the Holder. In addition, upon the occurrence of a Conversion Default and until the Default Cure Date, the Holder shall be entitled to the remedies set forth in Article VI; PROVIDED, HOWEVER, that the Holder shall not be entitled to exercise the remedies set forth in Article VI hereof for a Conversion Default of the type enumerated in Article V(A)(i) hereof until the tenth trading day after the date that such Conversion Default remains uncured.

      "DEFAULT CURE DATE" means (i) with respect to a Conversion Default described in clause (i) of its definition, the date the Corporation effects the conversion of all of the outstanding Notes subject to the applicable Notice of Conversion, (ii) with respect to a Conversion Default described in clause (ii) of its definition, the date the Corporation issues freely tradeable shares of Common Stock in satisfaction of all conversions of the Notes in accordance with
Article III.A, and (iii) with respect to a Conversion Default described in clause (iii) of its definition, the date the prohibition ceases.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

      (2) EVENTS OF DEFAULT. In the event (each of the events described in clauses (i)-(x) below after expiration of the applicable cure period (if any) being an "EVENT OF DEFAULT"):

            (1) the Corporation fails to pay the principal hereof or any accrued and unpaid interest hereon when due, whether at maturity, upon acceleration or otherwise and such failure continues for a period of five trading days after the due date thereof;

            (ii) the Corporation, prior to the Effective Date of Mandatory Conversion, either (a) fails to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness of the Corporation in excess of $100,000 due to any third party (including, without limitation, any of the Other Notes), other than payments contested by the Corporation in good faith, or otherwise is in breach or violation of any agreement for monies owed or owing in an amount in excess of $100,000 which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (b) suffers to exist any other default or event of default under any agreement binding the Corporation which default or event of default would or is likely to have a material adverse effect on the business, operations, properties, prospects or financial condition of the Corporation, other than as set forth in Article VI.A(vii);

            (5) the Common Stock (including any of the shares of Common Stock issuable upon conversion of the Notes or exercise of the Warrants) is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, the NYSE, the AMEX or NASDAQ for an aggregate of ten trading days in any nine month period;

            (6) the Registration Statement referred to in Section 2(a) of the Registration Rights Agreement has not been declared effective by the first anniversary of the Issue Date or such Registration Statement, after being declared effective, cannot be utilized by the Holders of the Notes for the resale of all of their Registrable Securities (as defined in the Registration Rights Agreement), PROVIDED, HOWEVER, that if the Registration Statement is declared effective by the first anniversary of the Issue Date then within any twelve (12) month period thereafter there may be two distinct periods, each such period lasting twenty (20) days or less, during which the Registration Statement cannot be utilized by the Holders of the Notes for the resale of their Registrable Securities;

            (7) the Corporation fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holders of the Notes upon conversion of any of the Notes as and when required by this Note, the Securities Purchase Agreement or the Registration Rights Agreement (a "LEGEND REMOVAL FAILURE"), and any such failure continues uncured for ten trading days after the Corporation has been notified thereof in writing by the Holder;

            (8) the Corporation provides notice (or otherwise indicates) to any Holder of the Notes, including by way of public announcement, at any time, of its intention not to issue, or otherwise refuses to issue, shares of Common Stock to any Holder of the Notes upon conversion in accordance with the terms of the Notes; (1)

            (9) the Corporation otherwise shall breach any material term hereunder (other than as set forth in Article VI.A(i) and including, without limitation, Article IV hereof) or under the Securities Purchase Agreement, the Registration Rights Agreement or the Warrants, including, without limitation, the representations and warranties contained therein and if such breach if curable, remains uncured for more than 20 days after the Corporation has been notified thereof in writing by the Holder or the Corporation fails to diligently pursue the cure of such breach during such 20-day period;

            (10) the Corporation or any subsidiary of the Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

            (11) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation and if instituted against the Corporation by a third party, shall not be dismissed within 60 days of their initiation; or

            (12) if applicable, the minimum vote specified in Rule 4460(i) of the NASD with respect to the approval and ratification of the terms of the Securities Purchase Agreement and the consummation of the transactions contemplated thereby by the Corporation shall not have been obtained on or before the 90th day after the Registration Statement Effective Date;

then, upon the occurrence of any such Event of Default, at the option of each Holder, exercisable in whole or in part at any time and from time to time by delivery of a Default Notice (as defined below) to the Corporation while such Event of Default continues, the Corporation shall pay such Holder (and upon the occurrence of an Event of Default specified in subparagraphs (viii) and (ix) of this Paragraph A, the Corporation shall be required to pay the Holders), in satisfaction of its obligation to pay the outstanding principal amount of the Notes and accrued and unpaid interest thereon, an amount equal to the Default Amount and such Default Amount shall immediately become due and payable, all without demand, presentment or notice, all of which are hereby expressly waived, together with all costs, including, without limitation, legal fees and expenses of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. For the avoidance of doubt, the occurrence of any event described in clauses (vi), (viii) or (ix) above shall immediately constitute an Event of Default and there shall be no cure period.

            Following the submission of a Default Notice, the Holder of this Note shall have the right to continue to submit Notices of Conversion and to convert this Note until such time (if any) as the Corporation pays to the Holder the Default Amount.

            Upon the Corporation's receipt of any Default Notice hereunder (other than during the three trading day period following the Corporation's delivery of a Default Announcement (as defined below) to all of the Holders in response to the Corporation's initial receipt of a Default Notice from a Holder of the Notes), the Corporation shall immediately (and in any event within one trading day following such receipt) deliver a written notice (a "DEFAULT ANNOUNCEMENT") to all Holders of the Notes stating the date upon which the Corporation received such Default Notice and the amount of the Notes covered thereby. The Corporation shall not redeem any Notes during the three trading day period following the delivery of a required Default Announcement hereunder. At any time and from time to time during such three trading day period, each Holder of the Notes may request (either orally or in writing) information from the Corporation with respect to the instant default (including, but not limited to, the aggregate principal amount outstanding of Notes covered by Default Notices received by the Corporation) and the Corporation shall furnish (either orally or in writing) as soon as practicable such requested information to such requesting Holder. In the event the Corporation is not able to repay all of the outstanding Notes within five trading days after its receipt of a notice requiring such payment (a "DEFAULT Notice") the Corporation shall repay the outstanding Notes to each Holder pro rata, based on the total amounts due under the Notes at the time of repayment included by such Holder in all Default Notices delivered prior to the date upon which such repayment is to be effected relative to the total amounts due under all Notes at the time of repayment included in all of the Default Notices delivered prior to the date upon which such repayment is to be effected; PROVIDED, HOWEVER, the foregoing shall not constitute a waiver by any Holder of its rights to payment in full of the total Default Amount due under each such Holder's Notes.

      B. DEFINITION OF DEFAULT AMOUNT. The "DEFAULT AMOUNT" with respect to a Note means an amount equal to the greater of:

            (i)     V       X   M (IF DETERMINABLE)
                --------
                   C P

      and   (ii) V X 115%

where:

      "V" means the aggregate principal amount of the Notes being paid plus all accrued and unpaid interest thereon through the payment date;

      "CP" means the Conversion Price; and

      "M" means with respect to all repayments other than redemptions, the highest Closing Bid Price of the Corporation's Common Stock during the period beginning on the date on which the Corporation receives the Default Notice and ending on the date immediately preceding the date of payment of the Default Amount.

                                   ARTICLE VII

                       ADJUSTMENTS TO THE CONVERSION PRICE

      The Conversion Price and Fixed Amounts shall be subject to adjustment from time to time as follows:

      3. STOCK SPLITS, STOCK DIVIDENDS, ETC. If, at any time on or after the Issue Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Corporation's transfer agent of such change on or before the effective date thereof.

      B. ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. If there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property (each of (i) - (iv) above being a "CORPORATE CHANGE"), then the Holders of the Notes shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon conversion had such Corporate Change not taken place, and in any such case, appropriate provisions (in form and substance reasonably satisfactory to the Holders of a majority of the principal amount of the Notes then outstanding) shall be made with respect to the rights and interests of the Holders of the Notes to the end that the economic value of the Notes are in no way diminished by such Corporate Change and that the provisions hereof (including, without limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is not the Corporation, an immediate adjustment to the Conversion Price so that the Conversion Price immediately after the Corporate Change reflects the same relative value as compared to the value of the surviving entity's common stock that existed between the Conversion Price and the value of the Corporation's Common Stock immediately prior to such Corporate Change) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any Corporate Change unless
(i) each Holder of the Notes has received written notice of such transaction at least 30 days prior thereto, but in no event later than 20 days prior to the record date for the determination of shareholders entitled to vote with respect thereto and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument (in form and substance reasonably satisfactory to the Majority Holders) the obligations of the Notes. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the Notes outstanding as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

      6. ADJUSTMENT DUE TO DISTRIBUTION. If, at any time after the Issue Date, the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (I.E. a spin-off)) (a "DISTRIBUTION"), then the Holders of the Notes shall be entitled, upon any conversion of the Notes after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution. If the Distribution involves rights, warrants, options or any other form of convertible securities and the right to exercise or convert such securities would expire in accordance with its terms prior to the conversion of this Note, then the terms of such securities shall provide that such exercise or convertibility right shall remain in effect until 30 days after the date the Holder of the Notes receive such securities pursuant to the conversion hereof.

      7. ISSUANCE OF OTHER SECURITIES. If, at any time prior to the Effective Date of Mandatory Conversion, the Corporation shall issue (other than issuances to employees pursuant to the Company's stock option plans, to the extent consistent with past practices), any securities which are convertible into or exchangeable for Common Stock ("CONVERTIBLE SECURITIES") at a conversion price or exchange rate which is more favorable to the holders of such Convertible Securities than the Conversion Price mechanism provided for herein, then, at the option of the Holder, such conversion price or exchange rate shall be applicable hereto.

      8. PURCHASE RIGHTS. If, at any time after the Issue Date, the Corporation issues any Convertible Securities or rights to purchase stock, warrants, securities or other property ("PURCHASE RIGHTS") pro rata to the record holders of any class of Common Stock, then the Holders of the Notes will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Notes (without giving effect to the limitations contained in Article III.D) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

      9. ADJUSTMENT FOR BELOW MARKER ISSUANCES. Except as otherwise provided in Paragraphs A and B of this Article VII, if, at any time after the Issue Date, the Corporation issues or sells any shares of Common Stock for no consideration or for a consideration per share less than the Market Price (as defined in the Warrant) on the date of issuance (a "DILUTIVE ISSUANCE"), then, effective immediately upon the Dilutive Issuance the Conversion Price shall be adjusted in the same manner as the Exercise Price of the Warrants is adjusted pursuant to Sections 4(a) and 4(b) of the Warrants, which Sections are incorporated herein by reference. All determinations of the number of shares of Common Stock sold by the Corporation and the consideration per share received by the Corporation therefore shall be made in the manner set forth in Sections 4(a) and 4(b) of the Warrants. 1.

      10. NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VII, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder of the Notes a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any Holder of the Notes, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment,
(ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of any Note.

      11. OTHER ACTION AFFECTING CONVERSION PRICE. If the Corporation takes any action affecting the Common Stock after the date hereof that would be covered by Article VII.A through G, but for the manner in which such action is taken or structured, which would in any way diminish the value of this Note, then the Conversion Price shall be adjusted in such manner as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances.

                                  ARTICLE VIII
                               OPTIONAL REDEMPTION

      A. REDEMPTION EVENTS. In the event (each of the events described in clauses (i) - (iii) below being a "Redemption Event"), the Corporation shall:

            (i) sell, convey or dispose of all or substantially all of its assets (the presentation of any such transaction for shareholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Corporation);

            (ii) merge, consolidate or engage in any other business combination with any other entity (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation and other than pursuant to a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged); or

            (iii) have fifty percent (50%) or more of the voting power of its capital stock owned beneficially by one person, entity or "group" (as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended);

then, upon the occurrence of any such Redemption Event, at the option of each Holder, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined below) to the Corporation, the Corporation shall redeem the Notes for a redemption price, payable in cash, in an amount equal to the Redemption Amount (as defined below), plus all other ancillary amounts payable hereunder, together with all costs, including, without limitation, legal fees and expenses.

            Upon the Corporation's receipt of any Redemption Notice hereunder (other than during the three trading day period following the Corporation's delivery of a Redemption Announcement (as defined below) to all of the Holders in response to the Corporation's initial receipt of a Redemption Notice from a Holder of the Notes), the Corporation shall immediately (and in any event within one trading day following such receipt) deliver a written notice (a "REDEMPTION ANNOUNCEMENT") to all Holders of the Notes stating the date upon which the Corporation received such Redemption Notice and the amount of the Notes covered thereby. At any time and from time to time during such three trading day period, each Holder of the Notes may request (either orally or in writing) information from the Corporation with respect to the applicable Redemption Event (including, but not limited to, the aggregate principal amount outstanding of Notes covered by Redemption Notices received by the Corporation) and the Corporation shall furnish (either orally or in writing) as soon as practicable such requested information to such requesting Holder. In the event the Corporation is not able to redeem all of the outstanding Notes within five trading days after its receipt of a notice of redemption (a "REDEMPTION NOTICE") the Corporation shall repay the outstanding Notes to each Holder pro rata, based on the total amounts due under the Notes at the time of redemption included by such Holder in all Redemption Notices delivered prior to the date upon which such redemption is to be effected relative to the total amounts due under all Notes at the time of redemption included in all of the Redemption Notices delivered prior to the date upon which such redemption is to be effected; PROVIDED, HOWEVER, the foregoing shall not constitute a waiver by any Holder of its rights to payment in full of the total Redemption Amount due under each such Holder's Notes pursuant to this
Article VIII.

      B. DEFINITION OF REDEMPTION AMOUNT. The "REDEMPTION AMOUNT" with respect to a Note means an amount equal to the greater of:

            (i)   V         X   M
               -------
                 C P

      and   (ii) V X 115%

where:

      "V" means the aggregate principal amount of the Notes being redeemed plus all accrued and unpaid interest thereon through the redemption date;

      "CP" means the Conversion Price; and

      "M" means the greater of (i) the highest Closing Bid Price of the Corporation's Common Stock during the period beginning on the date on which the Corporation receives the Redemption Notice and ending on the date immediately preceding the date of payment of the Redemption

Amount and (ii) the fair market value, as of the date on which the Corporation receives the Redemption Notice, of the consideration payable to the holder of a share of Common Stock pursuant to the transaction which triggers the redemption obligation. For purposes of this definition, "fair market value" shall be determined by the mutual agreement of the Corporation and Holders of a majority-in-interest of the then outstanding principal amount of the Notes to be redeemed, or if such agreement cannot be reached within five trading days prior to the date of redemption, by an investment banking firm selected by the Corporation and reasonably acceptable to Holders of a majority-in-interest of the then outstanding principal amount of the Notes to be redeemed, with the costs of such appraisal to be borne by the Corporation.

                                   ARTICLE IX
                                  MISCELLANEOUS

      A. FAILURE OR INDULGENCY NOT WAIVER. No failure or delay on the part of any Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

      B. NOTICES. Any notices required or permitted to be given under the terms of this Note shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Corporation:

                  Network Commerce Inc.
                  411 First Ave. South, Suite 200 North
                  Seattle, Washington 98104
                  Attention: General Counsel
                  Telecopy: (206)-223-2324

                  with a copy simultaneously transmitted by like means to:

                  Perkins Coie LLP
                  1201 Third Avenue
                  Seattle, Washington 98101
                  Attention: Edmund O. Belsheim
                  Telecopy: (206)-583-8500


      If to the Holder, to the address set forth under such Holder's name on the signature page to the Securities Purchase Agreement executed by such Holder. Each party shall provide notice to the other parties of any change in address.

      C. AMENDMENT PROVISION. Except as set forth in Article III.D, this Note and any provision hereof may only be amended by an instrument in writing signed by the Corporation and all of the Holders. The term "Note" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

      D. ASSIGNABILITY; SELLING RESTRICTIONS. This Note shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. Each transferee of this Note or any portion hereof shall be bound by the selling restrictions set forth in Section 4(n) of the Securities Purchase Agreement, which Section is incorporated herein by reference.

      E. COST OF COLLECTION. If default is made in the payment of this Note, the Corporation shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

      F. GOVERNING LAW; JURISDICTION. This Note shall be governed by and construed in accordance with the laws of the State of New York. The Corporation irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in the State of New York in any suit or proceeding based on or arising under this Note and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Corporation irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Corporation further agrees that service of process upon the Corporation mailed by first class mail shall be deemed in every respect effective service of process upon the Corporation in any such suit or proceeding. Nothing herein shall affect the right of any Holder to serve process in any other manner permitted by law. The Corporation agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

      G. DENOMINATIONS. At the request of Holder, upon surrender of this Note, the Corporation shall promptly issue new Notes in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $25,000 as Holder shall request.

      H. LOST OR STOLEN NOTES. Upon receipt by the Corporation from a Holder of (i) evidence of the loss, theft, destruction or mutilation of any Note and
(ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of any Note, the Corporation shall execute and deliver a new Note of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen
Note if the Holder contemporaneously requests the Corporation to convert such Note.

      1. RESTRICTIONS ON SHARES. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) they first shall have been registered under the Securities Act and applicable state securities laws, (ii) the Corporation shall have been furnished with an opinion of legal counsel (in form, substance and scope customary for opinions in such circumstances) to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act or (iii) they are sold under Rule 144 under the Act. Except as otherwise provided in the Securities Purchase Agreement, each certificate for shares of Common Stock issuable upon conversion of this Note that have not been so registered and that have not been sold under an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

Upon the request of a holder of a certificate representing any shares of Common Stock issuable upon conversion of this Note, the Corporation shall remove the foregoing legend from the certificate and issue to such holder a new certificate therefor free of any transfer legend, if (i) with such request, the Corporation shall have received either (A) an opinion of counsel, in form, substance and scope customary for opinions in such circumstances, to the effect that any such legend may be removed from such certificate, or (B) satisfactory representations from the Holder that the Holder is eligible to sell such security under Rule 144 or (ii) a registration statement under the Securities Act covering the resale of such securities is in effect. Nothing in this Note shall (i) limit the Corporation's obligation under the Registration Rights Agreement, or (ii) affect in any way the Holder's obligations to comply with applicable securities laws upon the resale of the securities referred to herein.

      J. STATUS AS NOTE HOLDER. On the Effective Date of Mandatory Conversion and upon submission of a Notice of Conversion by a Holder of the Notes, (i) the principal amount of the Notes and the interest thereon covered thereby (other than any portion of the Notes, if any, which cannot be converted due to the limitations set forth in Article III.D.) shall be deemed converted into shares of Common Stock as of the Conversion Date and (ii) the Holder's rights as a holder of such Notes shall cease and terminate (but only with respect to that portion of the Notes covered by such conversion), excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of the Notes. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth trading day after the expiration of the Delivery Period with respect to a conversion of Notes for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation within five trading days after the expiration of such ten trading day period) the portion of the principal amount and interest thereon subject to such conversion shall be deemed outstanding under the Notes and the Corporation shall, as soon as practicable, return the Notes to the Holder. In all cases, the Holder shall retain all of its rights and remedies for the Corporation's failure to convert the Notes.

      K. OBLIGATION TO CURE. If the Corporation is prohibited from issuing shares of Common Stock to a Holder for any reason, the Corporation shall immediately notify the Holders of Notes of such occurrence and shall take immediate action (including, if necessary, seeking the approval of its shareholders) to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities on the Corporation's ability to issue shares of Common Stock.

      L. REMEDIES CUMULATIVE. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Note. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of the Notes and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, that the Holders of the Notes shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

      M. TRADING DAYS. For purposes of this Note, the term "trading day" means any day on which NASDAQ or, if the Common Stock is not then traded on NASDAQ, the principal United States securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the Corporation has caused this Convertible Note to be executed by its duly authorized officer.

                                           NETWORK COMMERCE INC.

                                           By:
                                             -----------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT 1
                              NOTICE OF CONVERSION

To:   Network Commerce Inc.
      411 First Avenue, Suite 200N
      Seattle, Washington 98104
      Attention:
                ----------------------
      Telecopy:

The undersigned hereby elects to convert $____________ principal amount of the Note (the "CONVERSION"), into shares of common stock ("COMMON STOCK") of Network Commerce Inc. (the "CORPORATION") according to the conditions of the Convertible Note dated ____________, 2000 (the "NOTE"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

The Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is ________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC TRANSFER").

In the event of partial exercise, please reissue an appropriate Note(s) for the principal balance which shall not have been converted.

Check Box if Applicable:

                  In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned or its nominee (if applicable) physical certificates representing such shares of Common Stock.

 .........         Date of Conversion:
                                     -------------------------------------------

 .........         Applicable Conversion Price:
                                              ----------------------------------

 .........         Amount of Accrued and Unpaid Interest
 .........         on the Principal Amount to be converted,
 .........         if any:
                         -------------------------------------------------------

 .........         Default Amount and penalties to be converted,
                  if any:
                         -------------------------------

 .........         Number of Shares of
 .........         Common Stock to be Issued:
                                            ------------------------------------

 .........         Signature:
                            ----------------------------------------------------

 .........         Name:
                       ---------------------------------------------------------

 .........         Address:
                          ------------------------------------------------------